UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2026

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 16, 2026, Rexford Industrial Realty, L.P. (the “Operating Partnership”), a subsidiary of Rexford Industrial Realty, Inc. (the “Company”), and certain of the Operating Partnership's subsidiaries completed the disposition of a portfolio of 22 industrial properties (the “Portfolio”) to an affiliate of EQT Real Estate (the “Buyer”) pursuant to the Agreement of Purchase and Sale and Escrow Instructions, dated August 13, 2026, previously disclosed by the Company in a Current Report on Form 8-K filed on August 18, 2026. The aggregate purchase price for the Portfolio was approximately $1.2 billion, before giving effect to customary credits, prorations and closing adjustments. The Company intends to use the net proceeds from the disposition for general corporate purposes, including debt repayment, repurchases of common stock and internal repositioning and development projects.

Item 7.01 Regulation FD Disclosure

On September 17, 2026, the Company issued a press release announcing the completion of the disposition of the Portfolio. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Exchange Act, or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to the Company's intended use of proceeds from the disposition of the Portfolio and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words and phrases. Actual outcomes and results could differ materially from those expressed in or implied by the forward-looking statements as a result of a number of risks and uncertainties. The Company undertakes no duty to update any forward-looking statements contained in this Current Report on Form 8-K except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Agreement of Purchase and Sale and Escrow Instructions, dated as of August 13, 2026, by and among the entities set forth on Schedule A thereto, as sellers, and Exeter 10545 Production, LLC, as buyer, as amended by Amendment No. 1 thereto, dated September 10, 2026, and Amendment No. 2 thereto, dated September 16, 2026.

99.1	Press Release Dated September 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXFORD INDUSTRIAL REALTY, INC.
Date: September 17, 2026	By:	/s/ Michael P. Fitzmaurice
Michael P. Fitzmaurice Chief Financial Officer